UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2017

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 1, 2017, Spirit AeroSystems Holdings, Inc., through its subsidiary Spirit AeroSystems, Inc. (“Spirit”), entered into a Memorandum of Understanding (the “MOU”) with The Boeing Company (“Boeing”). The MOU required Boeing and Spirit to negotiate and execute definitive documentation implementing the agreements set forth in the MOU by September 29, 2017.

On September 22, 2017, Boeing and Spirit completed their negotiation of such definitive documentation and entered into Amendment No. 30 (“Sustaining Amendment #30”) to the long-term supply agreement covering products for Boeing’s B737, B747, B767, and B777 commercial aircraft programs. Sustaining Amendment #30 generally establishes pricing terms for the B737, B747, B767, and B777 models (excluding the B777x) through 2022 (with certain limited exceptions). Sustaining Amendment #30 further provides that Boeing and Spirit will negotiate follow-on pricing for periods beyond January 1, 2023 beginning 24 months prior to January 1, 2023. If Boeing and Spirit are unable to reach an agreement with respect to follow-on pricing prior to January 1, 2023, Sustaining Amendment #30 provides a mechanism to establish interim pricing that takes into account escalation and reduces certain rate-based discounts. In addition, Sustaining Amendment #30 provides that the parties will make certain investments for rate increases on the B737 program and implements industry standard payment terms.

As contemplated by the MOU, Boeing and Spirit also executed definitive documentation amending the long-term supply agreement covering products for Boeing’s B787 commercial aircraft program (the “787 Amendment”). The 787 Amendment establishes pricing terms for the B787-8, -9, and -10 derivative models between line unit 501 and line unit 1405. The 787 Amendment provides that the parties will negotiate pricing for B787 line units 1406 and beyond beginning 24 months prior to the scheduled delivery date for line unit 1405.

In addition, the 787 Amendment provides that Spirit will repay to Boeing $235.0 million, less certain adjustments as a retroactive adjustment for payments that were based on interim pricing, and that Boeing will assist Spirit regarding supply chain cost reduction opportunities on the B787 program.

The foregoing descriptions of Sustaining Amendment #30 and the 787 Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of Sustaining Amendment #30 and the full text of the 787 Amendment, each of which will be filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the third quarter of 2017, in each case subject to certain omissions of confidential portions pursuant to a request for confidential treatment which we intend to file separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: September 25, 2017	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary